UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 7, 2007
VICOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)
(978) 470-2900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 7, 2007, Joseph W. Kelly, a member of the Board, notified the Registrant that he will be resigning from the Board effective as of February 7, 2007, due to other commitments that do not permit him to devote sufficient time to fulfill his responsibilities and duties as a Director of Vicor Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION
Date: February 9, 2007	By:	/s/ Mark A. Glazer
Mark A. Glazer
Chief Financial Officer